Exhibit 99.1

JOINT FILING AGREEMENT AMONG

MARSHALL S. GELLER AND
THE GELLER LIVING TRUST, DATED JULY 26, 2002

WHEREAS, in accordance with Rule 13d-1(k) under the Securities and Exchange Act of 1934, as amended (the “Act”), only one joint Statement and any amendments thereto need be filed whenever one or more persons are required to file such a Statement or any amendments thereto pursuant to Section 13(d) of the Act with respect to the same securities, provided that said persons agree in writing that such Statement or any amendments thereto is filed on behalf of each of them;

NOW, THEREFORE, the parties hereto agree as follows:

Marshall S. Geller and the Geller Living Trust, dated July 26, 2002, do hereby agree, in accordance with Rule 3d-1(k) under the Act, to file a Statement on Schedule 13D relating to their ownership of the Common Stock of VerifyMe, Inc. and do hereby further agree that said statement shall be filed on behalf of each of them.

Effective: May 26, 2023

Marshall S. Geller

By:	/s/ Marshall S. Geller
Name: Marshall S. Geller

Geller Living Trust, dated July 26, 2002

By:	/s/ Marshall S. Geller
Name: Marshall S. Geller
Title: Trustee

By:	/s/ Patricia Geller
Name: Patricia Geller
Title: Trustee